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                                                                   Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Parker-Hannifin Corporation of our report dated July 29, 1999 relating to the consolidated financial statements, which appears in the Parker-Hannifin Corporation's 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts".


                                               /s/ PricewaterhouseCoopers LLP
                                               --------------------------------
Cleveland, Ohio                                PRICEWATERHOUSECOOPERS LLP
February 24, 2000